CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-261664 on Form S-6 of our report dated January 26, 2022, relating to the financial statement of FT 9845, comprising Wedbush Equity Ideas 2022 Trust, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 26, 2022